                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

      CONTACTS:
Andrew Warner               Darby Dye                 Manfred Mueller
Chief Financial Officer     Investor Relations-US     Investor Relations-Europe
510 360 2300                510 360 2302              +49 89 9595 5140
awarner@scmmicro.com        ddye@scmmicro.com         mmueller@scmmicro.de

                 SCM MICROSYSTEMS REPORTS FIRST QUARTER RESULTS

FREMONT, CA - APRIL 24, 2003 - SCM Microsystems, Inc. (Nasdaq: SCMM, Prime
Standard: SMY), a leading provider of solutions that open the Digital World, today announced results for the first quarter ended March 31, 2003.

         Revenues for the first quarter of 2003 were $31.0 million, within the guidance previously communicated by management of $31 million to $36 million and down 29% compared with revenues of $43.4 million in the first quarter of 2002. Gross margin for the first quarter was 31%, in line with management guidance of 30%.

         On a divisional basis, revenues from the Company's Security division were $16.1 million, compared with guidance of $15 million to $17 million, and gross margin was 42%. Revenues from the Digital Media and Video division were $14.9 million, compared with guidance of $16 million to $19 million, and gross margin was 20%.

         Operating expenses reported in accordance with GAAP in the first quarter of 2003 were $14.5 million. Excluding amortization of intangibles, restructuring, stock-based compensation expense and infrequent charges, operating expenses in the first quarter were $13.6 million, down from $15.1 million in the fourth quarter of 2002. Operating loss reported in accordance with GAAP was ($4.7) million, compared with operating income of $77,000 for the year ago quarter. As expected, SCM recorded a pro forma operating loss of ($3.9) million in the first quarter, consistent with Company guidance of a pro forma operating loss between ($4) million and ($6) million.

         Net loss reported in accordance with GAAP for the first quarter of 2003 was ($3.7) million, or ($0.24) per share, compared with net earnings of $113,000, or $0.01 per share in the first quarter of 2002. Excluding amortization of intangibles, restructuring, stock-based compensation expense and infrequent charges, pro forma net loss for the first quarter was ($2.9) million, or ($0.19) per share. This compares with pro forma net earnings of $1.0 million, or $0.06 per share in the year ago quarter.

         Please see the attached tables for a reconciliation of these pro forma results to GAAP results.

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         Cash, cash equivalents and short-term investments at the end of the first quarter of 2003 grew slightly to $55.9 million, compared with $55.5 million at December 31, 2002.

         "Revenue levels in our first quarter reflect the difficult economic environment which we, along with most other companies, continue to experience," said Robert Schneider, chief executive officer of SCM Microsystems. "Despite the challenges of a weak business environment, once again we were successful in executing to plan and preserving our cash. I am confident that SCM's unique strengths - including our global business capabilities, customer relationships, technology strength, leadership position in the marketplace and cash position - will allow us to sustain our momentum as these difficult times continue. When the environment improves, we believe we will be in position to capitalize on the significant opportunities for growth in our markets."

Stock Repurchase Program

         In October 2002, the SCM Board of Directors determined that an investment in the Company's common stock would be beneficial to the Company and its stockholders and authorized a stock repurchase program. Under the program, up to $5 million may be used to purchase shares of SCM common stock on the open market in the United States or Germany from time to time over the next two years, depending on market conditions, share prices and other factors. Through March 31, 2003, SCM had repurchased approximately 199,400 shares of our common stock for a total of $923,000.

Guidance

         For the second quarter of 2003, management estimates that revenues from its Security business will be in the range of $17 million to $19 million, reflecting continued economic issues in the Company's digital TV customer base and continued variability in the size and timing of orders from the U.S. government. Management expects that revenues from its Digital Media and Video business will be in the range of $14 million to $16 million, reflecting a challenging economic outlook and increasing competition. Combined revenues for the second quarter are expected to be in the range of $31 million to $35 million.

         Gross margin for the Security business is expected to be 40% and gross margin for the Digital Media and Video business is expected to be around 20%, resulting in an overall gross margin of 30%. The Company further expects to record GAAP operating loss in the second quarter in the range of ($4) million to ($6) million, including expected amortization of intangibles, stock-based compensation expense and infrequent charges, which are currently expected to be around $1.0 million. On a pro forma basis, operating loss is expected to be between ($3) million and ($5) million.

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Conference Call

         SCM will hold a conference call and webcast on April 24, 2003 at 8:30 Eastern Time to discuss the results of its first quarter 2003. The webcast can be accessed at through the Company's investor relations site at www.scmmicro.com/ir_en/index.html.

ABOUT SCM MICROSYSTEMS

         SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. SCM's Security business provides smart card reader technology for the PC platform and conditional access modules for the digital TV platform to OEM customers in the government, financial, enterprise and broadcasting markets worldwide. The Company's Digital Media and Video business provides hardware, software and silicon solutions for creating and sharing digital media content to the worldwide retail market under the Dazzle(TM) brand. Global headquarters are in Fremont, California, with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems website at www.scmmicro.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those contemplated herein. These include our statements regarding (i) our expectations for revenue, gross margins, GAAP and pro forma operating loss, amortization of intangibles, stock-based compensation expense and infrequent charges for the second quarter; (ii) the Company's belief that its strengths will allow it to sustain its momentum; and (iii) the Company's belief that when the environment improves, it will be in position to capitalize on significant opportunities for growth in its markets. Actual results could differ materially. Our financial results may not meet expectations. We may not successfully execute against our market opportunities or the identified markets and market opportunities may grow or develop differently than anticipated. Other risks and uncertainties that could cause SCM's actual business and operating results to differ include, but are not limited to our ability to continue to grow based on a strategy of participating in multiple early stage markets; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of our retail and original equipment manufacturer customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, we may not participate fully in our target markets and competitors could take market share or create pricing pressure; and we may face difficulties from the intended separation of our Digital Media and Video division and our Security division. Such difficulties could include dilution of management time and focus, inability to adequately resource this business for growth, and negative shareholder perceptions about our involvement in either business. For a discussion of further risks and uncertainties related to SCM's business, please refer to SCM's public company reports, including the Report on Form 10-K for the year ended December 31, 2002, filed with the U.S. Securities and Exchange Commission.

                                       ###

All trade names are trademarks or registered trademarks of their respective holders.

                             -- FINANCIALS FOLLOW --

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This press release includes pro forma operating results that are not in accordance with GAAP. A reconciliation of the presentation of historical pro forma results to GAAP is provided in the following tables. As described in the tables, pro forma net earnings exclude charges related to the amortization of intangibles and restructuring, stock-based compensation and infrequent charges. We believe pro forma results allow for SCM and our investors to better evaluate comparable operating results. Further, our pro forma results are a primary indicator our management uses to plan and forecast for future periods. These pro forma results are not intended as a substitute for information presented in accordance with GAAP. Furthermore, our pro forma information may not be comparable to pro forma information that other companies provide.

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                             SCM MICROSYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                     QUARTER ENDED
                                                                        MARCH 31,
                                                                    2003        2002
                                                                  --------     -------
Revenues                                                          $ 31,026     $43,429
Cost of revenues                                                    21,256      28,849
                                                                  --------     -------
       Gross margin                                                  9,770      14,580
                                                                  --------     -------
Operating expenses:
    Research and development                                         3,451       2,851
    Sales and marketing                                              7,050       6,427
    General and administrative                                       3,141       4,060
    Amortization of intangibles                                        409         289
    Restructuring, stock-based compensation expense
        and infrequent charges                                         426         876
                                                                  --------     -------
       Total operating expenses                                     14,477      14,503
                                                                  --------     -------
       Income (loss) from operations                                (4,707)         77
Interest and other, net                                              1,089        (172)
                                                                  --------     -------
       Loss before income taxes                                     (3,618)        (95)
Benefit (provision) for income taxes                                  (106)        208
                                                                  --------     -------

       Net income (loss)                                          $ (3,724)    $   113
                                                                  ========     =======
Net income (loss) per share:
    Basic                                                         $  (0.24)    $  0.01
    Diluted                                                       $  (0.24)    $  0.01
                                                                  --------     -------
Shares used in computing earnings (loss) per share:
    Basic                                                           15,551      15,542
    Diluted                                                         15,551      16,211
--------------------------------------------------------------------------------------

Pro forma operating income (loss)                                 $ (3,872)    $ 1,242
Pro forma net income (loss)                                       $ (2,889)    $ 1,018
Diluted shares used in computing pro forma net income
   (loss) per share                                                 15,551      16,211
Pro forma net income (loss) per share                             $  (0.19)    $  0.06

                See attached reconciliation of pro forma results

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                             SCM MICROSYSTEMS, INC.
                       RECONCILIATION OF PRO FORMA RESULTS
                      (in thousands, except per share data)

                                                                 QUARTER ENDED
                                                                    MARCH 31,
                                                                2003       2002
                                                              --------    -------
RECONCILIATION OF PRO FORMA INCOME (LOSS) FROM
OPERATIONS

INCOME (LOSS) FROM OPERATIONS                                 $ (4,707)   $    77
Add back:
     Amortization of intangibles                                   409        289
     Restructuring, stock-based compensation expense
       and infrequent charges                                      426        876
                                                              --------    -------
PRO FORMA INCOME (LOSS) FROM OPERATIONS                       $ (3,872)   $ 1,242
                                                              ========    =======

RECONCILIATION OF PRO FORMA NET INCOME (LOSS)

NET INCOME (LOSS)                                             $ (3,724)   $   113
Add back:
     Amortization of intangibles                                   409        289
     Restructuring, stock-based compensation
       expense and infrequent charges                              426        876

     Tax effect of amortization and above charges                  ---       (260)
                                                              ========    =======

PRO FORMA NET INCOME (LOSS)                                   $ (2,889)   $ 1,018
                                                              ========    =======
Diluted shares used in pro forma net income
     (loss) per share                                           15,551     16,211

     Pro forma net income (loss) per share                    $  (0.19)   $  0.06
                                                              ========    =======

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                             SCM MICROSYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                                    MARCH 31,   DECEMBER 31,
                              ASSETS                                  2003         2002
                                                                    ---------   ------------
Current assets:
       Cash, cash equivalents and short-term investments            $  55,857   $     55,517
       Accounts receivable, net                                        19,645         31,254
       Inventories                                                     40,919         39,114
       Other current assets                                             6,444          6,629
                                                                    ---------   ------------
         Total current assets                                         122,865        132,514

Property, equipment and other assets, net                              12,456         11,786
Intangibles, net                                                        3,966          4,317
                                                                    ---------   ------------
           Total assets                                             $ 139,287   $    148,617
                                                                    =========   ============

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                             $  17,310   $     21,470
       Accrued expenses and other current liabilities                  26,314         27,047
                                                                    ---------   ------------
         Total current liabilities                                     43,624         48,517

Stockholders' equity                                                   95,663        100,100
                                                                    ---------   ------------
           Total liabilities and stockholders' equity               $ 139,287   $    148,617
                                                                    =========   ============

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